SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4 , 2003
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     Press Release, issued November 4, 2003.

Item 7. Financial Statements and Exhibits.

(C) Exhibits

     On November 4, 2003, StockerYale issued the press release attached hereto as Exhibit 99.1 announcing third quarter 2003 financial results. The press release is incorporated herein by this reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	November 4 , 2003	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

2 / STKR /	FORM 8-K

EXHIBIT 99.1

Investor Contacts:	Fredrick R. Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

STOCKERYALE ANNOUNCES THIRD QUARTER

2003 FINANCIAL RESULTS

Company Reports Higher Revenues, Improved Gross Margin,

40% Reduction In Operating Loss Excluding Non Cash Charge

Salem, NH, November 4, 2003 - - StockerYale, Inc., (NASDAQ: STKR), an independent provider of advanced illumination and optical products , today announced financial results for the third quarter of fiscal 2003.

Net revenue increased 6.2% to $3.7 million in the third quarter of 2003 from $3.5 million for the same period in 2002. The Company achieved an 18% growth rate in its illumination sales, which offset flat revenues in the optical sector and a $0.3 million decline in the printer and recorded product line, which the Company transferred to a distributor in November of 2002. Excluding the printer and recorder product line, sales increased 16.1% for the third quarter versus the comparable quarter in 2002. The operating loss, excluding asset impairment charges of $0.6 million, declined 40% from $2.6 million to $1.6 million as the Company continued to benefit from higher revenues, improved gross margins and a dramatically reduced operating cost structure. Net cash used in third quarter 2003 operations declined to $0.8 million, versus $2.1 million reported in the third quarter of 2002 and $1.1 million in the previous quarter.

"The third quarter results reflect the Company's continued efforts to aggressively manage costs throughout the organization while focusing on marketing and selling its new LED, laser and fiber optic illuminator products," said Mark W. Blodgett, StockerYale's chairman and chief executive officer. Blodgett outlined a number of quarterly highlights, including:

•  Achieved record shipments of LEDs, including infrared illuminators for mobile license plate security ID systems in Italy .

•  Delivered new structured light lasers for automated postal sorting systems.

•  Launched Model 21 fiber optic illuminator for use in the machine vision and inspection industry.

•  Increased on-going revenues 16%.

•  Improved gross margin from 20% to 26%.

•  Closed Maryland specialty fiber facility.

•  Reduced headcount from a high of 275 in 2002 to 145.

•  Placed a $2.5 million convertible note and renewed senior credit facility.

•  NASDAQ reaffirmed National Market System Listing.

FINANCIAL REVIEW

Third Quarter 2003

Excluding revenue from the printer and recorder product line, revenues grew 16.1% to $3.7 million, principally due to record LED product shipments from the Company's subsidiary in Ireland.

The operating loss, excluding a one time charge of $0.6 million related to the shut down of the Maryland facility and a related equipment deposit, declined $1.0 million or 40% due to higher revenues, a gross margin improvement from 20% to 26%, and a 24% reduction in operating expenses with research & development representing $0.7 million or 85% of the expense savings. Reduced salaries and the termination of two joint ventures were the primary factors for the decline in research & development expenses. Selling, and general & administrative expenses declined $0.1 million or 7% based upon reduced salaries and marketing expenses.

As recently announced, the Company placed a $2.5 million convertible note with Laurus Master Funds and established a new $3.5 million credit facility with Merrill Lynch Business Financial Services.

Frank O'Brien, StockerYale's executive vice president and chief financial officer stated, "Our focus on aligning the Company's cost structure with revenues has resulted in the continued improvement of our financial performance. In addition, we continue to take steps to improve our balance sheet, including recent financings along with planned asset dispositions," O'Brien added.

Year-to-Date Third Quarter

Excluding the asset impairment charge in the third quarter, revenue growth, improved gross margins, and a 33% reduction in operating expenses contributed to a $5.1 million or 47% reduction in the 2003 operating loss compared to 2002.

Revenues increased $1.0 million or 10% to $10.8 million as higher illumination sales, especially in the laser and LED product lines, offset lower phase mask sales and the transfer of the printer and recorder product line in 2002. Excluding the printer and recorder product line, revenues in 2003 increased 20% compared to 2002. Gross margins increased to 25% in 2003 versus 17% in 2002 largely due to reduced manufacturing overhead. In addition, lower salaries and benefits, reduced joint venture costs, and tighter controls on discretionary expenses were the prime factors in a 33% reduction in operating expenses.

Outlook

"Over the past nine months we have increased our R&D investments in new illumination products while reducing investments in specialty fibers and phase masks where market opportunities continue to be limited," said Mark W. Blodgett, StockerYale's chairman and chief executive officer.

Blodgett continued, "Year-to-date results reflect the benefits that our diversified optics strategy is having in addition to the positive affects of our cost reduction programs. Looking forward we will continue to aggressively position and market our new illumination products, look for additional cost savings, and pursue targeted asset sales with the goal of significantly reducing long term debt by the summer of 2004."

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S. , Canada , Europe , and the Pacific Rim .

For more information about StockerYale and their innovative products, contact

StockerYale, Inc., 32 Hampshire Rd. , Salem , NH , 03079 .

Call 800-843-8011; Fax 603-893-5604; Email info@stockeryale.com .

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale's plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale's control including, but not limited to: uncertainty that StockerYale's new photonics-based products launched in 2002 will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale's form 10K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements.

Consolidated Statement of Operations

($ in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net Sales	$3,670	$3,456	$10,840	$9,887
Cost of Sales	2,724	2,758	8,159	8,249
Gross Profit	946	698	2,681	1,638
Research & Development Expenses	831	1,488	2,647	5,241
Selling, General & Administrative Expenses	1,594	1,717	5,477	6,919
Amortization Expense	80	81	239	250
Asset Impairment	605	-	605	-
Operating Income/(Loss)	(2,164)	(2,588)	(6,287)	(10,772)
Interest & Other Income/(Expense)	15	75	(115)	265
Interest Expense	290	95	726	265
Pretax Income/(Loss)	(2,439)	(2,608)	(7,128)	(10,772)
Tax Provision (Benefit)	14	0	(136)	0
Net Income/(Loss)	($2,453)	($2,608)	($6,992)	($10,772)
Earnings/(Loss) Per Share	($0.17)	($0.20)	($0.52)	($0.85)
Weighted Average Shares Outstanding	14,401,330	12,771,524	13,500,712	12,656,020

Assets	September 30, 2003	December 31, 2002
Cash	$2,338	$3,070
Restricted cash	-	2,000
Accounts Receivable, Net	2,591	2,200
Inventory	4,380	4,478
Total Current Assets	9,882	12,495
Property, Plant & Equipment, Net	22,099	23,650
	$37,144	$41,320

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities	11,213	16,262
Total Liabilities	16,082	16,358
Stockholders Investment	21,062	24,692
	$37,144	$41,320

Exhibit 99.1 / STKR /	END	FORM 8-K